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                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated January 15, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust, Morgan Stanley Dean Witter Competitive Edge Best Ideas Portfolio January 1998, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                               Deloitte & Touche LLP
                                               ---------------------
                                               Deloitte & Touche LLP


January 15, 1998
New York, New York